Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$173,934,635
Unrealized Gain (Loss) on Market Value of Commodity Futures	(113,718,395)
Dividend Income	40,942
Interest Income	71,762
ETF Transaction Fees	17,000
Total Income (Loss)	$60,345,944

Expenses
General Partner Management Fees	$1,151,091
Professional Fees	702,476
Brokerage Commissions	100,215
Directors' Fees and insurance	72,833
NYMEX License Fee	38,370
Total Expenses	$2,064,985
Net Income (Loss)	$58,280,959

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/21	$3,073,382,310
Additions (2,000,000 Shares)	94,929,039
Withdrawals (7,400,000 Shares)	(368,950,547)
Net Income (Loss)	58,280,959

Net Asset Value End of Month	$2,857,641,761
Net Asset Value Per Share (56,223,603 Shares)	$50.83

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596